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                                                                    Exhibit 99.1


[PROTECTION ONE LOGO]                             [LIFELINE LOGO]


Media contact:                                    Contact:
Robin J. Lampe                                    Dennis Hurley
Phone: (785) 575-6468                             Vice President - Finance
Investor contact:                                 Chief Financial Officer
Adam M. Goldston                                  (508) 988-1382
Phone: (310) 285-6502



FOR IMMEDIATE RELEASE
---------------------


LIFELINE SYSTEMS AND PROTECTION ONE AGREE TO TERMINATE MERGER


     CULVER CITY, Calif., and FRAMINGHAM, Mass, Sept. 2. 1999 -- Protection One, Inc. (NYSE: POI) and Lifeline Systems, Inc. (NASDAQ:LIFE) today announced that they have entered into a mutual agreement to terminate their proposed merger. The merger agreement was announced in October 1998.

     Ron Feinstein, Lifeline president and chief executive officer, said, "We believe that the proposed combination with Protection One created a unique opportunity for synergies. However, delays in the regulatory process have made it appropriate for us to refocus our attention on creating shareholder value without this pending merger. We have many exciting opportunities to continue to grow our company and are concentrating all our energy on these endeavors."

     John E. Mack III, chief executive officer of Protection One, said, "The termination of this agreement will allow us to continue our strategic focus on our residential

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monitored security services.  We plan now to devote all of our energy to our core business, divesting non-core assets when appropriate, focusing on customer growth and service."

     The companies also announced that they agreed to terminate the related stock option granted to Protection One by Lifeline in connection with the proposed merger.

     Lifeline announced that it plans to take a charge to earnings in the third quarter of 1999 of approximately $500,000 or $0.05 per share on an after-tax basis, to reflect unreimbursed costs incurred in connection with the intended merger. Protection One indicated that it plans to take a charge to earnings in the third quarter of approximately $2.2 million or $0.02 per share.

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     Protection One, one of the leading residential security alarm companies in the United States, provides monitoring and related security services to more than 1.6 million residential and commercial subscribers in North America and Europe.

     Statements contained in this press release concerning statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Certain information in this release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor protections of that Act. Other risks and uncertainties are described in Protection One's 1998 Form 10-K/A filed with the Securities and Exchange Commission on April 14, 1999 and quarterly reports on Form 10-Q filed on May 17, 1999 and August 16, 1999. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

     Lifeline Systems, Inc. is the leading provider of personal response services in the United States and Canada, currently serving more than 263,000 subscribers from its response centers in Framingham and Cambridge, Mass., and Toronto, Ontario. Lifeline is committed to providing reassurance and peace of mind to those people who live alone and are faced with isolation and loneliness, as well as the need for emergence response. Lifeline does this by combining dedicated, well-trained people, with advanced technology.

    This press release may contain forward-looking statements relating to the future performance of Lifeline Systems, Inc. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially from expectations.

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These risks and uncertainties include the uncertainty associated with the timing and magnitude of the transition in the Company's revenue mix, the risks associated with the development and implementation of the Company's new technology platform and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission (SEC) including the Company's Annual Report on Form 10-K, Form 10-Q and other filing and releases.

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